Exhibit 99.1

BEACON ANNOUNCES AGREEMENT TO DIVEST

INTERIOR PRODUCTS BUSINESS

•	$850 million purchase price provides attractive valuation for Beacon’s Interior Products business
•	Significantly strengthens balance sheet and accelerates achievement of net leverage target
•	Concentrates strategic growth and margin enhancement initiatives on residential and commercial roofing and complementary exterior products
•	Leverages company’s key operating strengths, enhances leadership focus and provides flexibility to pursue growth opportunities in its core business

HERNDON, VA.—(BUSINESS WIRE)—December 21, 2020—Beacon (Nasdaq: BECN) (the “Company”) announced the execution of a definitive agreement to sell its interior products business, consisting of 81 branch locations where it distributes construction products including wallboard, acoustical ceilings, steel framing and insulation to both residential and commercial contractors (“Interior Products” or “Interiors”), to affiliates of American Securities LLC, a leading U.S. private equity firm. The cash purchase price of $850 million is subject to certain net working capital and other adjustments, with the transaction expected to close during Beacon’s fiscal 2021 second quarter, subject to customary regulatory approvals. The Company intends to use the anticipated after-tax proceeds of approximately $750 million from this divestiture to reduce net leverage and strengthen its balance sheet.

“Today’s announcement represents an important strategic decision for Beacon,” said Julian Francis, Beacon’s President and Chief Executive Officer. “After undertaking a thorough analysis, we determined that a divestiture of Interior Products is in the best interests of our shareholders, as well as our Interiors customers and associates. This transaction will substantially accelerate our efforts to improve our balance sheet, reduce net leverage and provide the financial flexibility to pursue strategic growth initiatives in our core exteriors business to drive shareholder value. We are excited about our start to fiscal 2021, especially the growth we are seeing in residential roofing sales. The Interior Products divestiture will allow us to focus entirely on driving growth and profitability in our core exteriors business.”

Kevin Penn, a Managing Director of American Securities, stated, “We are excited to have reached an agreement to acquire Beacon’s Interior Products business. Following the November announcement of our take-private of Foundation Building Materials (NYSE: FBM), this follow-on transaction represents an exciting opportunity to combine two companies that have made customer service their highest priority. The combined company’s expanded geographic presence across the U.S. and Canada will enhance its partnership with customers, vendors, and team members. We look forward to closing the transaction early next year and integrating these two great companies.”

During fiscal 2020, Interior Products generated $1.03 billion in net sales, a net loss of $11 million, and Adjusted EBITDA of $73 million. The Company intends to update its fiscal 2021 outlook, reflecting the divestiture of Interior Products, as part of its fiscal 2021 first quarter earnings release.

Goldman Sachs served as sole financial advisor to Beacon, and Sidley Austin LLP and Potter Anderson & Corroon LLP acted as legal advisors to Beacon on the transaction. Weil, Gotshal & Manges LLP served as legal advisor to American Securities on the transaction.

Please see the included financial table for a reconciliation of Interior Products Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable GAAP financial measure.

About Beacon

Founded in 1928, Beacon is a Fortune 500, publicly traded distributor of roofing materials and complementary building products in North America, operating over 500 branches throughout all 50 states in the U.S. and 6 provinces in Canada. Beacon serves an extensive base of over 100,000 customers, utilizing its vast branch network and diverse service offerings to provide high-quality products and support throughout the entire business lifecycle. Beacon offers its own private label brand, TRI-BUILT, and has a proprietary digital account management suite, Beacon PRO+, which allows customers to manage their businesses online. Beacon’s stock is traded on the Nasdaq Global Select Market under the ticker symbol BECN. To learn more about Beacon, please visit www.becn.com.

About American Securities

Based in New York with an office in Shanghai, American Securities is a leading U.S. private equity firm that invests in market-leading North American companies with annual revenues generally ranging from $200 million to $2 billion and/or $50 million to $250 million of EBITDA. American Securities and its affiliates have approximately $23 billion under management. For more information, visit www.american-securities.com.

Forward-Looking Statements

This release contains information about management’s view of Beacon’s future expectations, plans, and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate”, “estimate”, “expect”, “believe”, “will likely result”, “outlook”, “project” and other words and expressions of similar meaning. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the “Risk Factors” section of Beacon’s latest Form 10-K. In addition, numerous factors could cause actual results with respect to the proposed transaction to differ materially from those in the forward-looking statements, including without limitation, the possibility that the expected cost savings, debt leverage reduction and other financial and operational impacts from the proposed transaction will not be realized, or will not be realized within the expected time period; the ability to obtain governmental approvals of the proposed transaction on the proposed terms and schedule contemplated by the parties; the risk that costs of restructuring transactions and other costs incurred in connection with the proposed transaction will exceed Beacon’s estimates or otherwise adversely affect Beacon’s business or operations; the impact of the proposed transaction on Beacon’s businesses and the risk that consummating the proposed transaction may be more difficult, time-consuming or costly than expected, including the impact on Beacon’s resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties; and the possibility that the proposed transaction does not close, including, but not limited to, failure to satisfy the closing conditions. The forward-looking statements included in this press release represent Beacon’s views as of the date of this press release and these views could change. However, while Beacon may elect to update these forward-looking statements at some point, Beacon specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing Beacon’s views as of any date subsequent to the date of this press release.

INVESTOR CONTACT

For Beacon:

Brent Rakers

Director, Investor Relations

Brent.Rakers@becn.com

901-232-2737

MEDIA CONTACTS

For Beacon:

Jennifer Lewis

VP, Communications and Corporate Social Responsibility

Jennifer.Lewis@becn.com

571-752-1048

For American Securities:

Amy Harsch

aharsch@american-securities.com

212-476-8071

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, we prepare certain financial measures that are not calculated in accordance with GAAP. We present Interior Products Adjusted EBITDA as net loss excluding the impact of income taxes, depreciation and amortization, impairment of intangible assets, stock-based compensation, and corporate allocations.

While we believe that this non-GAAP measure is useful to investors when evaluating our business, it is not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. This non-GAAP measure should not be considered in isolation or as a substitute for other financial performance measures presented in accordance with GAAP. This non-GAAP financial measure may have material limitations including, but not limited to, the exclusion of certain costs without a corresponding reduction of net income for the income generated by the assets to which the excluded costs are related. In addition, this non-GAAP financial measure may differ from similarly titled measures presented by other companies.

Interior Products Adjusted EBITDA

The following table presents a reconciliation of Interior Products net income (loss), the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted EBITDA for the year ended September 30, 2020 (in millions):

Year Ended September 30, 2020[1]
(Unaudited)
Net income (loss)	$(11.3)
Income taxes	(3.7)
Depreciation and amortization	61.8
Impairment of intangible assets	4.7
Stock-based compensation	2.6
Corporate allocations[2]	18.7
Adjusted EBITDA	$72.8

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[1]	All amounts are derived from the Interior Products unaudited carve-out financial statements for the year ended September 30, 2020.
[2]

Corporate allocations required under GAAP for carve-out financial statement presentation but not directly attributable to Interior Products. The Company expects to recover approximately 50% of these costs over fiscal years 2021 and 2022.